UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 24, 2018

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Award

On August 22, 2018 (the “Award Date”), the Company’s Board of Directors (the “Board”) awarded Options to purchase an aggregate of 5,000,000 shares of the Company’s common stock (the “Options”) with an exercise price of $1.00 per share to be issued pursuant to the Company’s form of Drone Aviation Holding Corp. Nonqualified Stock Option Agreement (the “Stock Option Agreement”). Included in this award were the following grants to Executive Officers and Directors of the Company: 1,950,000 options to Jay Nussbaum, Chief Executive Officer and Chairman of the Board of Directors, 800,000 options to Felicia Hess, Chief Operating Officer, 800,000 options to Daniyel Erdberg, President, 300,000 options to Kendall Carpenter, Chief Financial Officer and the following directors of the Company: 150,000 options to David Aguilar, 25,000 options to John Miller, 25,000 options to Timothy Hoechst and 25,000 options to Robert Guerra. The options vest upon the Company receiving an aggregate of four million dollars ($4,000,000) in new orders from government prime contractors or directly from the government. The Options may be exercised at any time after they have vested until four years after the Award Date. If, however, the holder’s employment with or service to the Company or any of its subsidiaries is terminated by the Company for cause, any unexercised portion of the award shall immediately terminate.

The foregoing description of the form of the Stock Option Agreement does not purport to be complete and is qualified in its entirety by the form of Stock Option Agreement, a copy of which is attached or incorporated by reference to this Current Report on Form 8-K as Exhibit 10.3.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2018, the Board approved the filing with the Nevada Secretary of State of a Certificate of Withdrawal to withdraw the Certificates of Designations of the Company’s previously designated Convertible Preferred Stock, Series A, B, B-1, C, D, E, F, G as no shares of these series of preferred stock are issued or outstanding. The Certificates of Withdrawal will become effective on the date of filing with the Nevada Secretary of State.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Form of Certificate of Withdrawal to be filed with Nevada Secretary of State.

10.3	Form of Drone Aviation Holding Corp. Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2017).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: August 24, 2018	By:	/s/ Kendall Carpenter
Kendall Carpenter
Chief Financial Officer

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